                                                                    EXHIBIT 99

       First Midwest Bancorp, Inc. and Heritage Financial Services, Inc.
            Pro forma Condensed Statements of Condition (unaudited)
                                      and
             Pro forma Condensed Statements of Income (unaudited)
               as of, and for the quarters and six months ended,
                            June 30, 1998 and 1997


                 (Amounts in thousands except per share data)


                                  **********


The accompanying financial information presents the statements of condition and statements of income of First Midwest and Heritage on a pro forma basis as if the transaction had been consummated on January 1, 1997, with all prior periods being restated. The pro forma financial statements do not reflect the effect of the acquisition charge incident to the acquisition of Heritage or of any financial statement adjustments related thereto.

       FIRST MIDWEST BANCORP, INC. AND HERITAGE FINANCIAL SERVICES, INC.
            PRO FORMA CONDENSED STATEMENTS OF CONDITION (UNAUDITED)


                                                                                     As of June 30,
                                                                               -------------------------
                                                                                  1998           1997
                                                                               -----------    ----------
ASSETS
Cash and due from banks.......................................................  $  202,871    $  225,619
Funds sold and other short-term investments...................................      49,749        16,339
Securities available for sale.................................................   1,538,476     1,345,291
Securities held to maturity...................................................     133,134       134,125
Trading account securities....................................................         471           321
Loans.........................................................................   2,952,831     2,990,110
Reserve for loan losses.......................................................     (45,054)      (44,957)
                                                                                ----------    ----------
   Net loans..................................................................   2,907,777     2,945,153
                                                                                ----------    ----------

Premises, furniture and equipment.............................................      76,967        79,783
Accrued interest receivable and other assets..................................     180,245       116,202
                                                                                ----------    ----------
   Total Assets...............................................................  $5,089,690    $4,862,833
                                                                                ==========    ==========

LIABILITIES
Deposits......................................................................  $3,995,931    $3,745,408
Short-term borrowings.........................................................     567,689       632,802
Accrued interest payable and other liabilities................................      49,010        53,401
                                                                                ----------    ----------
   Total liabilities..........................................................  $4,612,630    $4,431,611
                                                                                ----------    ----------

STOCKHOLDERS' EQUITY
Common Stock..................................................................         298           292
Additional paid-in capital....................................................      89,823        86,661
Retained earnings.............................................................     393,181       359,400
Accumulated other comprehensive income........................................       6,191         6,319
Less: Treasury stock..........................................................     (12,433)      (21,450)
                                                                                ----------    ----------
   Total stockholders' equity.................................................     477,060       431,222
                                                                                ----------    ----------
   Total Liabilities and Stockholders' Equity.................................  $5,089,690    $4,862,833
                                                                                ==========    ==========


CAPITAL RATIOS
--------------
Total Equity to Assets........................................................        9.37%         8.87%
Tangible Equity to Assets.....................................................        8.88%         8.29%

       FIRST MIDWEST BANCORP, INC. AND HERITAGE FINANCIAL SERVICES, INC.
             PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                                                QUARTERS ENDED              SIX MONTHS ENDED
                                                                                   JUNE 30,                      JUNE 30,
                                                                        ----------------------------   ----------------------------
                                                                            1998            1997          1998             1997
                                                                        -----------      -----------   ----------       -----------
INTEREST INCOME
Interest and fees on loans............................................  $    65,997      $    65,900   $  132,868       $   130,732
Interest on securities................................................       22,591           22,366       46,418            44,966
Interest on funds sold and other short-term investments...............        2,055              497        3,213               900
                                                                        -----------      -----------   ----------       -----------
     Total interest income............................................       90,643           88,763      182,499           176,598
                                                                        -----------      -----------   ----------       -----------

INTEREST EXPENSE
Interest on deposits..................................................       36,480           33,867       72,499            67,205
Interest on short-term borrowings.....................................        7,961            6,891       14,792            14,037
                                                                        -----------      -----------   ----------       -----------
    Total interest expense............................................       44,441           40,758       87,291            81,242
                                                                        -----------      -----------   ----------       -----------
    NET INTEREST INCOME...............................................       46,202           48,005       95,208            95,356

PROVISION FOR LOAN LOSSES.............................................          867            1,372        2,135             3,630
                                                                        -----------      -----------   ----------       -----------
    Net interest income after provision for loan losses...............       45,335           46,633       93,073            91,726

NONINTEREST INCOME....................................................       13,533           10,719       25,911            22,315
NONINTEREST EXPENSE...................................................       35,364           35,444       71,810            69,616
                                                                        -----------      -----------   ----------       -----------

    Income before income tax expense..................................       23,504           21,908       47,174            44,425
INCOME TAX EXPENSE....................................................        6,965            7,203       14,448            14,980
                                                                        -----------      -----------   ----------       -----------
    Net Income........................................................   $   16,539      $    14,705   $   32,726       $    29,445
                                                                        ===========      ===========   ==========       ===========

    Basic Earnings Per Share..........................................   $     0.56      $      0.50   $     1.11       $      1.01
    Diluted Earnings Per Share........................................   $     0.55      $      0.49   $     1.09       $      0.99

    Average Shares Outstanding........................................       29,709           29,240       29,560            29,192
    Average Diluted Shares Outstanding................................       30,128           29,749       30,096            29,801

_______________________________

PERFORMANCE RATIOS
------------------
Return on Assets......................................................         1.31%            1.26%        1.32%             1.27%


Return on Equity......................................................        14.17%           14.06%       14.21%            14.20%


Net Interest Margin...................................................         4.17%            4.59%        4.33%             4.57%


Efficiency Ratio......................................................        56.25%           57.45%       56.69%            56.81%
